Exhibit 99.1

March 4, 2010
FOR IMMEDIATE RELEASE
RAYMOND JAMES FINANCIAL, INC. TO PRESENT
AT 31st INSTITUTIONAL INVESTORS CONFERENCE

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. announced today that it will present at the Raymond James 31st Annual Institutional Investors Conference in Orlando, Fla., on Monday, March 8, at 10:25 a.m. EST. A live audio webcast and presentation slides will be available on the company’s website, raymondjames.com. The subjects to be covered may include forward-looking information. Company statements and management responses to questions posed by attendees may or may not involve disclosures subject to Regulation FD.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers (Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd.) and Raymond James Investment Services Limited, a majority-owned independent contractor subsidiary in the United Kingdom, have a total of more than 5,300 financial advisors serving approximately 1.9 million accounts in more than 2,300 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $229 billion, of which $30 billion are managed by the firm’s asset management subsidiaries.

To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, loan reserves/losses, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2009 annual report on Form 10-K which is available on raymondjames.com and sec.gov.

For more information, contact Anthea Penrose at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.